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                                                                    Exhibit 10.3

                                Promissory Note

                                 April 13, 2001


The undersigned, Travelers Property Casualty Corp., ("BORROWER"), a corporation organized pursuant to Corporation Laws of the State of Delaware, and having its principal office at One Tower Square, Hartford, Connecticut 06183 USA, promises to pay to the order of Citicorp Banking Corporation -- Delaware ("LENDER"), on their respective maturity dates, the respective unpaid principal amount of all loans made by Lender to Borrower. At no time shall the aggregate principal amount outstanding of all such loans made to Borrower exceed USD 500,000,000.00 (USD FIVE HUNDRED MILLION).


Each loan evidenced by this Note shall bear interest at a fair market rate mutually agreed upon at the time of making such loan. Interest will be paid either at maturity or at specified times mutually agreed.


Borrower agrees that borrowings and payments hereunder will be effected by telephone or written notice to Lender from Borrower or its agent by personnel authorized by the undersigned to effect borrowings or payments. Amounts borrowed hereunder shall be credited to, and payments and interest charges shall be debited to, borrower's Account 9102 765881 with The Chase Manhattan N.A. in New York in same day funds, borrower may prepay the loan prior to maturity with the consent of the Lender, and Lender can accelerate the loan prior to maturity with the consent of the Borrower.


                                        TRAVELERS PROPERTY CASUALTY CORP.


                                        By: /s/ William H. White
                                            _____________________________
                                            William H. White, Treasurer



                                        By: /s/ Charles B. Chamberlain
                                            _____________________________
                                            Charles B. Chamberlain,
                                            Asst. Treasurer